UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2023

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Contemporary Arrangements of Certain Officers.

At the Special Meeting of Stockholders (the “Special Meeting”) of Idera Pharmaceuticals, Inc. (the “Company”) held on January 12, 2023 (the “Effective Date”), the Company’s stockholders approved the Idera Pharmaceuticals, Inc. 2022 Stock Incentive Plan (the “2022 Equity Plan”). The 2022 Equity Plan is a long-term incentive plan pursuant to which awards may be granted to employees (including executive officers), non-employee directors, and certain consultants and advisors who perform services for the Company and its subsidiaries. The 2022 Equity Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, and other stock-based awards. The 2022 Equity Plan was adopted principally to serve as a successor plan to the Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended and restated (the “Prior Plan”), and to increase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), reserved for equity-based awards by 23,600,000 shares, plus (i) the number of shares reserved for issuance under the Prior Plan that remained available for grant as of the Effective Date and (ii) outstanding equity-based awards under the Prior Plan that expire, are terminated, surrendered, or forfeited for any reason without issuance of such shares following the Effective Date. No awards may be granted under the 2022 Equity Plan after January 12, 2033. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2022 Equity Plan subsequent to the Special Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”). The 2022 Equity Plan previously had been approved, subject to stockholder approval, by the Board on November 17, 2022.

The foregoing summary of the 2022 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Equity Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted upon the following proposals, each of which is described in more detail in the in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2022 (the “Special Meeting Proxy Statement”): (1) a proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock upon conversion of the Company’s Series Z Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series Z Preferred Stock”), issued in September 2022 (the “Conversion Proposal” or “Proposal No. 1”); (2) a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio to be determined by the Board within a range of one-for-seventeen (1:17) and one-for-twenty-three (1:23) (or any number in between), to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization from the Company’s stockholders (the “Reverse Stock Split Proposal” or “Proposal No. 2”); (3) a proposal to approve the 2022 Equity Plan (the “2022 Equity Plan Proposal” or “Proposal No. 3”); and (4) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1, 2, and/or 3 (the “Adjournment Proposal” or “Proposal No. 4” and, together with Proposal Nos. 1, 2, and 3, the “Proposals”). The Adjournment Proposal was not presented at the Special Meeting because there were enough votes to approve Proposals Nos. 1, 2, and 3.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the Special Meeting.

Proposal No. 1: Approval of Conversion Proposal

The stockholders approved the Conversion Proposal, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
30,415,825	613,400	23,452	7,604,317

Proposal No. 2: Approval of the Amendment to the Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock (without Reducing the Authorized Number of Shares of the Company’s Common Stock), if and when Determined by the Board

The stockholders approved the Reverse Stock Split Proposal, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
37,414,449,072	1,262,328,067	18,873,855	0

Proposal No. 3: Approval of the Adoption of the 2022 Equity Plan

The stockholders approved the 2022 Equity Plan Proposal, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
29,034,142	1,974,639	43,896	7,604,317

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Number	Description
10.1	The Idera Pharmaceuticals, Inc. 2022 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Bryant D. Lim
Bryant D. Lim
Chief Business Officer and General Counsel

Dated: January 13, 2023